UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2007 (June 15, 2007)
AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1 -7685	95-1492269

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Orange Grove Boulevard
Pasadena, California		91103

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (626) 304-2000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
This report amends Item 9.01 of the Current Report on Form 8-K filed by the Registrant on June 15, 2007.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

	The following historical financial statement information of Paxar Corporation is filed herewith on the pages listed below:

	First Quarter Ended March 31, 2007 (unaudited)

	Consolidated Statements of Income for the quarters ended March 31, 2007 and 2006	5
	Consolidated Balance Sheets as of March 31, 2007 and December 31, 2006	6
	Consolidated Statements of Cash Flows for the quarters ended March 31, 2007 and 2006	7
	Notes to Consolidated Financial Statements	8

	Fiscal Year Ended December 31, 2006

	Report of Independent Registered Public Accounting Firm	18
	Consolidated Statements of Income for the years ended December 31, 2006, 2005 and 2004	19
	Consolidated Balance Sheets as of December 31, 2006 and 2005	20
	Consolidated Statements of Shareholders’ Equity and Comprehensive Income for the years ended December 31, 2006, 2005 and 2004	21
	Consolidated Statements of Cash Flows for the years ended December 31, 2006, 2005 and 2004	22
	Notes to Consolidated Financial Statements	23

(b)	Pro Forma Financial Information

	Unaudited Pro Forma Financial Statements of Avery Dennison Corporation as of and for the three months ended March 31, 2007, and for the year ended December 30, 2006, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K/A.

(c)	Not applicable

(d)	Exhibits

	23.1 Consent of Ernst & Young

	99.2 Unaudited Pro Forma Consolidated Financial Statements

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION
Date: August 29, 2007
	By:	/s/ Daniel R. O’Bryant
		Name:	Daniel R. O’Bryant
		Title:	Executive Vice President, Finance and Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description
23.1	Consent of Ernst & Young

99.2	Unaudited Pro Forma Financial Statements

PAXAR CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2007	2006
Sales	$215.1	$199.6
Cost of sales	138.5	125.4

Gross profit	76.6	74.2
Selling, general and administrative expenses	67.5	63.4
Integration/restructuring and other costs	1.8	3.0
Merger-related costs	1.5	—

Operating income	5.8	7.8
Other income, net	0.4	0.4
Interest expense, net	0.5	1.2

Income before taxes	5.7	7.0
Taxes on income	1.6	1.8

Net income	$4.1	$5.2

Basic earnings per share	$0.10	$0.13

Diluted earnings per share	$0.10	$0.13

Weighted average shares outstanding:
Basic	41.3	40.7
Diluted	42.2	41.5
The accompanying notes are an integral part of the financial statements.

PAXAR CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)

	March 31,	December 31,
	2007	2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$34.7	$40.2
Accounts receivable, net of allowances of $12.5 and $12.3 at March 31, 2007 and December 31, 2006, respectively	143.0	146.4
Inventories	122.1	119.5
Deferred income taxes	12.9	12.7
Other current assets	20.4	21.4

Total current assets	333.1	340.2

Property, plant and equipment, net	183.8	179.7
Goodwill and other intangible, net	235.4	234.1
Other assets	16.9	17.0

Total assets	$769.2	$771.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Due to banks	$1.4	$1.3
Current maturities of long-term debt	8.0	8.0
Accounts payable and accrued liabilities	130.6	134.8
Accrued taxes on income	2.7	13.4

Total current liabilities	142.7	157.5

Long-term debt	26.3	35.4
Deferred income taxes	12.3	12.1
Other liabilities	37.7	21.5

Commitments and contingent liabilities

Shareholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized and none issued	—	—
Common stock, $0.10 par value, 200,000,000 shares authorized, 41,580,739 and 41,352,432 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	4.2	4.1
Paid-in capital	49.7	45.0
Retained earnings	470.5	472.7
Accumulated other comprehensive income	25.8	22.7

Total shareholders’ equity	550.2	544.5

Total liabilities and shareholders’ equity	$769.2	$771.0

The accompanying notes are an integral part of the financial statements.

PAXAR CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended
	March 31,
	2007	2006
OPERATING ACTIVITIES
Net income	$4.1	$5.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8.5	8.4
Stock-based compensation	1.7	1.2
Deferred income taxes	(0.2)	(0.5)
Gain on sale of property and equipment, net	—	(0.1)
Write-off of property and equipment	0.3	—
Changes in assets and liabilities, net of businesses acquired:
Accounts receivable	3.4	(4.3)
Inventories	(2.6)	(10.2)
Other current assets	(1.0)	(1.9)
Accounts payable and accrued liabilities	(4.3)	4.8
Accrued taxes on income	(1.5)	(1.6)
Other, net	2.1	(0.7)

Net cash provided by operating activities	10.5	0.3

INVESTING ACTIVITIES
Purchases of property and equipment	(10.6)	(6.9)
Acquisitions, net of cash acquired	—	(3.3)
Proceeds from sale of property and equipment	—	0.1
Other	—	—

Net cash used in investing activities	(10.6)	(10.1)

FINANCING ACTIVITIES
Net increase in short-term debt	0.2	0.1
Additions to long-term debt	—	9.9
Reductions in long-term debt	(9.0)	—
Proceeds from common stock issued under employee stock option and stock purchase plans	3.1	3.5

Net cash (used in) provided by financing activities.	(5.7)	13.5

Effect of exchange rate changes on cash flows	0.3	0.3

(Decrease) increase in cash and cash equivalents	(5.5)	4.0
Cash and cash equivalents at beginning of year	40.2	48.2

Cash and cash equivalents at end of period	$34.7	$52.2

The accompanying notes are an integral part of the financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in millions, except per share data)
NOTE 1: GENERAL
     The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial statements and the instructions for Form 10-Q. In the opinion of management, all adjustments (which consist only of normal recurring adjustments) necessary to present fairly the results of operations and financial condition for the interim periods presented have been made.
     Certain reclassifications have been made to the prior periods’ consolidated financial statements and related note disclosures to conform to the presentation used in the current period.
NOTE 2: MERGER AGREEMENT WITH AVERY DENNISON
     On March 22, 2007, Paxar entered into an Agreement and Plan of Merger (“Merger Agreement”) among the Company, Avery Dennison Corporation (“Avery”) and Alpha Acquisition Corporation (“Sub”), a wholly-owned subsidiary of Avery, pursuant to which it is proposed that Paxar will merge with and into the Sub, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Avery (the “Merger”). Pursuant to the terms of the Merger Agreement, each share of common stock, par value $0.10, of Paxar (other than shares owned by Avery, Sub or Paxar) will be converted into the right to receive $30.50 in cash for a total value of approximately $1.34 billion. At the effective time and as a result of the Merger, each outstanding option to purchase Paxar common stock, shares of Paxar restricted stock and Paxar performance share awards will be converted into weight-adjusted options to purchase Avery common stock, shares of Avery restricted stock or Avery restricted stock units, respectively. The occurrence of certain circumstances could cause the accelerated vesting of these different securities.
     The Merger has been approved by the Company’s Board of Directors. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement: 1) the Company may be required to pay Avery a termination fee of $40.0, plus reasonable expenses incurred by Avery relating to the Merger Agreement, up to an aggregate amount of $5.0 and 2) Avery may be required to pay the Company a termination fee of $50.0.
     On April 20, 2007, the Federal Trade Commission and the Antitrust Division of the United States Department of Justice granted early termination of the waiting period applicable to the proposed Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Early termination of the waiting period concludes the U.S. government’s pre-merger antitrust review of the Merger. The transaction remains subject to Paxar shareholder approval, as well as regulatory approvals in several other countries. The parties believe that they will receive regulatory clearance outside the United States by the end of the second quarter. Paxar expects to hold its shareholder meeting early this summer, and is preparing the requisite documentation. The parties expect to complete the Merger immediately after receipt of all regulatory and shareholder approvals.
     The Company has incurred a non-refundable investment banking fee of $1.0 in connection with the execution of the Merger Agreement, which has been recorded in merger-related expenses as a component of operating income in the Company’s Condensed Consolidated Income Statements for the three months ended March 31, 2007. At the effective time of the Merger, the Company will owe the investment banking firm additional fees of approximately $14.4. Additionally, the Company incurred approximately $0.5 in legal fees in the first quarter of 2007 relating to the Merger, which have also been recorded as merger-related expenses in the Company’s Condensed Consolidated Income Statements for the three months ended March 31, 2007.
     Under the Merger Agreement, the Company has agreed that, prior to the effective time of the Merger, the Company will carry on business in the ordinary and usual course and the Company will use commercially reasonable efforts to preserve the Company’s business organizations and maintain relations and goodwill with customers, suppliers, distributors, agents, strategic partners, creditors, lessors, employees and business associates. Additionally, the Company has agreed, subject to certain exceptions, to restrictive covenants which limit the Company’s ability to perform specified activities without Avery’s prior written consent.
NOTE 3: STOCK-BASED COMPENSATION
The Company has four types of stock-based compensation programs: stock options, performance awards, restricted stock and an employee stock purchase plan (“ESPP”).
The following summarizes stock-based compensation expense recognized in the first quarter of 2007 and 2006:

	Three months ended
	March 31,	March 31,
	2007	2006
Stock options	$0.6	$0.8
Performance awards	0.9	0.3
Restricted stock	0.2	0.1

Total stock-based compensation	$1.7	$1.2

During the three months ended March 31, 2007, 0.2 shares have been issued upon exercise of options.
NOTE 4: RECENT ACCOUNTING PRONOUNCEMENTS
     In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. The standard applies whenever other standards require, or permit, assets or liabilities to be measured at fair value. This statement is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Early adoption is permitted. We are currently evaluating the requirements of SFAS 157 and have not yet determined the impact on the consolidated financial statements.
     In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115 (“FASB 159”). This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. The fair value option permits a company to choose to measure eligible items at fair value at specified election dates. A company will report unrealized gains and losses on items for which the fair value option has been elected in earnings after adoption. FASB 159 will be effective beginning in fiscal 2008. We are currently evaluating the requirements of SFAS 159 and have not yet determined the impact on the consolidated financial statements.
NOTE 5: FINANCIAL INSTRUMENTS AND DERIVATIVES
     The Company applies the provisions of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of SFAS No. 133,” SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities,” and SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” These statements outline the accounting treatment for all derivative activities and require that an entity recognize all derivative instruments as either assets or liabilities on its balance sheet at their fair value. Gains and losses resulting from changes in the fair value of derivatives are recognized each period in current or comprehensive earnings, depending on whether a derivative is designated as part of an effective hedge transaction and the resulting type of hedge transaction. Gains and losses on derivative instruments reported in comprehensive earnings will be reclassified to earnings in the period in which earnings are affected by the hedged item.
     The Company manages a foreign currency hedging program to hedge against fluctuations in foreign-currency-denominated trade liabilities by periodically entering into forward foreign exchange contracts. The aggregate notional value of forward foreign exchange contracts the Company entered into amounted to $13.8 and $31.1 for the three months ended March 31, 2007 and 2006, respectively.
     The fair value of outstanding forward foreign exchange contracts at March 31, 2007 and December 31, 2006 for delivery of various currencies at various future dates and the changes in fair value recorded in income during the three month periods ended March 31, 2007 and 2006 were not material. The notional value of outstanding forward foreign exchange contracts at March 31, 2007 and December 31, 2006, was $1.7 and $10.9, respectively.
     All financial instruments of the Company, with the exception of hedge instruments, are carried at cost, which approximates fair value.
NOTE 6: INVENTORIES, NET
     Inventories are stated at the lower of cost or market value. The value of inventories determined using the last-in, first-out method was $9.5 and $9.7 as of March 31, 2007 and December 31, 2006, respectively. The value of all other inventories determined using the first-in, first-out method was $112.6 and $109.8 as of March 31, 2007 and December 31, 2006, respectively.
     The components of net inventories are as follows:

	March 31,	December 31,
	2007	2006
Raw materials	$66.3	$64.6
Work-in-process	9.4	9.1
Finished goods	64.2	64.2

	139.9	137.9
Allowance for obsolescence	(17.8)	(18.4)

	$122.1	$119.5

NOTE 7: GOODWILL AND OTHER INTANGIBLE, NET
     The Company applies the provisions of SFAS No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 141 requires that all business combinations be accounted for using the purchase method of accounting and that certain intangible assets acquired in a business combination be recognized as assets apart from goodwill. Under SFAS No. 142, goodwill is not amortized. Instead, the Company is required to test goodwill for impairment at least annually using a fair value approach, at the reporting unit level. In addition, the Company evaluates goodwill for impairment if an event occurs or circumstances change, which could result in the carrying value of a reporting unit exceeding its fair value. Factors the Company considers important which could indicate            impairment include the following: (1) significant under-performance relative to historical or projected future operating results; (2) significant changes in the manner of the Company’s use of the acquired assets or the strategy for the Company’s overall business; (3) significant negative industry or economic trends; (4) significant decline in the Company’s stock price for a sustained period; and (5) the Company’s market capitalization relative to net book value.

     In accordance with SFAS No. 142, the Company completed its annual goodwill impairment assessment during the fourth quarter of 2006, and based on a comparison of the implied fair values of its reporting units with their respective carrying amounts, including goodwill, the Company determined that no impairment of goodwill existed at October 31, 2006, and there have been no indicators of impairment since that date. A subsequent determination that this goodwill is impaired, however, could have a significant adverse impact on the Company’s results of operations or financial condition.
     The changes in the carrying amounts of goodwill for the three months ended March 31, 2007 are as follows:

	Global	Global
	Apparel	Supply Chain
	Solutions	Solutions	Total
Balance, January 1, 2007	$108.2	$125.2	$233.4
Acquisition adjustments	0.3	—	0.3
Translation adjustments	1.0	—	1.0

Balance, March 31, 2007	$109.5	$125.2	$234.7

     Acquisition adjustments during the three months ended March 31, 2007 consisted of purchase price allocation related to acquisitions in 2006.
     The Company’s other intangibles are as follows:

	March 31,	December 31,
	2007	2006
Noncompete agreement	$1.7	$1.7
Customer relationships	0.8	0.8

	2.5	2.5
Accumulated amortization	(1.8)	(1.8)

	$0.7	$0.7

NOTE 8: ACCOUNTS PAYABLE AND ACCRUED LIABILITIES
     A summary of accounts payable and accrued liabilities is as follows:

	March 31,	December 31,
	2007	2006
Accounts payable	$59.1	$62.4
Accrued payroll costs	19.1	20.9
Accrued restructuring costs	4.7	5.8
Trade programs	6.7	7.2
Advance service contracts	6.5	3.7
Accrued commissions	1.3	2.6
Accrued professional fees	1.8	3.3
Accrued interest	0.3	0.2
Other accrued liabilities	31.1	28.7

	$130.6	$134.8

NOTE 9: INVESTMENTS
     Investments where the Company does not have significant influence and where the market value is not readily determinable are accounted for under the cost method; where market value is readily determinable, they are accounted for in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities”. Impairment losses on the Company’s investments are charged to income for other-than-temporary declines in fair value. In the third quarter of 2006, the Company recognized a $5.0 impairment charge related to an other-than-temporary decline in fair value of its common stock investment in International Imaging Materials, Inc. (“IIMAK”). Investments, which are included in other assets in the accompanying consolidated balance sheets, approximated $14.8 and $14.5, as of March 31, 2007 and December 31, 2006, respectively, all of which represent the Company’s remaining investment in IIMAK.
NOTE 10: LONG-TERM DEBT
     A summary of long-term debt is as follows:

	March 31,	December 31,
	2007	2006
Revolving credit facility	21.2	30.1
Economic development revenue bonds due 2011 and 2019.	13.0	13.0
Other	0.1	0.3

Total debt	34.3	43.4
Less: Current maturities of long-term debt	(8.0)	(8.0)

	$26.3	$35.4

Maturities of long-term debt are as follows:

Years ending December 31,
2007	8.0
2010	21.2
Thereafter	5.1

$34.3
NOTE 11: SUPPLEMENTAL CASH FLOW INFORMATION
     Cash paid for interest and income taxes is as follows:

	Three Months Ended
	March 31,
	2007	2006
Interest	$0.4	$1.0

Income taxes	$2.7	$3.4

NOTE 12: COMPREHENSIVE INCOME
     Comprehensive income for the periods presented below includes foreign currency translation items. There was no tax expense or tax benefit associated with the foreign currency translation items since the Company considers undistributed earnings of foreign subsidiaries to be permanently invested.

	Three Months Ended
	March 31,
	2007	2006
Net income	$4.1	$5.2
Foreign currency translation adjustments	3.1	1.9

Comprehensive income	$7.2	$7.1

NOTE 13: EARNINGS PER SHARE
     The reconciliation of basic and diluted weighted average common shares outstanding is as follows:

	Three Months Ended
	March 31,
	2007	2006
Weighted average common shares (basic)	41.3	40.7
Options and restricted stock awards	0.9	0.8

Adjusted weighted average common shares (diluted)	42.2	41.5

NOTE 14: SEGMENT INFORMATION
     Effective January 1, 2007, the Company changed its operating segments. The Company believes that the retail and apparel environments increasingly require a more global, product-oriented organization in order to remain competitive, and therefore, operations have been organized into two product-focused segments consisting of the following:
Global Apparel Solutions — develops, manufactures and sells apparel identification products which include printed labels, woven labels, graphics tags, apparel systems (control printers, hot stamp machines, inks, coated fabrics and roll-to-roll tags) and item level radio-frequency identification (“RFID”) products to customers in the retail and apparel manufacturing industries.
Global Supply Chain Solutions — develops, manufactures and sells bar code, pricing solutions and case and pallet level radio-frequency identification (“RFID”) products to customers in the retail and apparel manufacturing industries.
     During the first three months of 2007, the Global Apparel Solutions segment contributed approximately 73% of the Company’s total sales, while the Global Supply Chain Solutions segment contributed approximately 27% of the Company’s total sales.

     The Company has restated prior period segment information presented in the table below to conform to the current segment reporting structure:

	March 31,
	2007	2006
Sales to unaffiliated customers:
Global Apparel Solutions	$156.8	$141.8
Global Supply Chain Solutions	58.3	57.8

Total	$215.1	$199.6

Intersegment sales:
Global Apparel Solutions	$37.8	$36.6
Global Supply Chain Solutions	4.3	3.7
Eliminations	(42.1)	(40.3)

Total	$—	$—

Operating Income (a):
Global Apparel Solutions (a)	$7.4	$9.7
Global Supply Chain(a)	5.8	6.7

	13.2	16.4
Corporate expenses (a)	(7.4)	(8.5)
Amortization of other intangible	—	(0.1)

Operating income	5.8	7.8
Other income, net	0.4	0.4
Interest expense, net	(0.5)	(1.2)

Income before taxes	$5.7	$7.0

(a)	Global Apparel Solutions and Global Supply Chain Solutions include integration/restructuring expenses of $1.5 and $0.3, respectively, for the three months ended March 31, 2007. Corporate expenses include $1.5 of merger-related costs for the three months ended March 31, 2007. Global Apparel Solutions and Corporate expenses include integration/restructuring expenses of $0.7 and $2.3, respectively, for the three months ended March 31, 2006.

Total assets:
Global Apparel Solutions	$533.5	$526.6
Global Supply Chain Solutions	200.1	199.0
Corporate and consolidating	35.6	45.4

Total	$769.2	$771.0

NOTE 15: INTEGRATION/RESTRUCTURING AND OTHER COSTS
     2005 Restructuring Program
     In October 2005, the Company announced that it would undertake realignment initiatives to restructure production capacity utilization, particularly in response to the continued migration of apparel production outside of the United States (the “2005 Restructuring Program”). The plan was substantially focused on transferring existing apparel identification manufacturing capacity from the Company’s U.S. operations primarily to facilities in Mexico, Central America and Asia Pacific. In April 2007, in response to continued migration of apparel production outside of Mexico and to improve margins and lower costs, the Company determined that changes in its manufacturing realignment plans will likely be required. The Company expects that a significant portion of its manufacturing capacity in Mexico will be transferred to locations in Central America and Asia Pacific, or outsourced to third party suppliers.
     The Company is also repositioning a portion of its legacy EMEA manufacturing activities to lower cost facilities in Eastern Europe, as part of the 2005 Restructuring Program. In addition, the plan includes the realignment and downsizing of the Company’s design and customer service organization in legacy U.S. and Western European markets in response to the aforementioned production migration activities.
     The 2005 Restructuring Program is expected to be substantially completed during 2007. The 2005 Restructuring Program contemplates significant headcount reductions in the Company’s U.S. locations and, to a lesser extent, headcount reductions in Western Europe, as well as in Mexico where the Company is now experiencing similar production migration trends. The Company expects to incur total pre-tax, non-recurring charges, upon completion, in the range of $25 to $33, including approximately $5 to $8 of non-cash charges. During the three months ended March 31, 2007 and 2006, the Company recognized charges of $1.6 and $3.0, respectively, in connection with the 2005 Restructuring Program. These charges were related to program management services, severance and retention programs, asset impairment charges and other facility closure costs. In the aggregate, the Company has recognized charges of approximately $20.3 in connection with the 2005 Restructuring Program, of which, approximately $16.9 represents cash costs.
     Other Restructuring Initiatives
     During the three months ended March 31, 2007, the Company initiated additional apparel restructuring and realignment activities to improve margins and lower costs in two manufacturing locations in Europe, estimating total costs of approximately $1.2, primarily consisting of workforce reductions and facility consolidation costs. These activities are expected to be completed by December 31, 2007. The Company recognized charges of $0.2 in connection with these initiatives during the three months ended March 31, 2007, which related almost entirely to workforce reductions.
     All integration/restructuring and other costs are identified on a separate line on the Company’s income statement as a component of operating income.
     The following table presents the changes in accruals pertaining to the Company’s restructuring and related initiatives for the three months ended March 31, 2007:

	Balance,			Balance,
	January 1, 2007	Expenses	Payments	March 31, 2007
Severance	$4.3	$0.4	$(0.6)	$4.1
Other costs	1.5	1.2	(2.1)	0.6

	$5.8	$1.6	$(2.7)	$4.7

     In addition, during the three months ended March 31, 2007, the Company recorded asset impairment charges of $0.2 related to the 2005 Restructuring Program.
NOTE 16: CONTINGENCIES
     The Company has been named a potentially responsible party relating to contamination that occurred at certain super-fund sites. Management, including internal counsel, currently believes that the ultimate resolution of such matters taken as a whole, and after considering such factors as 1) available levels of insurance coverage, 2) the Company’s proportionate share, in certain cases, as a named potential responsible party, and 3) the dormant nature of certain matters, will not have a materially adverse effect upon our results of operations or financial condition. It is possible that new information or future developments could require us to reassess our potential exposure related to these environmental matters.
     In the ordinary course of business, the Company and its subsidiaries are involved in certain disputes and litigation, none of which will, in the opinion of management, have a material adverse effect on the Company’s financial condition or results of operations.

NOTE 17: INCOME TAXES
     We adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (FIN 48) on January 1, 2007. As a result of the implementation of FIN 48, we recognized a $6.3 increase in the liability for uncertain tax positions, which was accounted for as a reduction of retained earnings. The reserve for uncertain tax positions at March 31, 2007 was $16.6, of which $16.5 would affect the effective tax rate if recognized. While we believe we have adequately provided for all tax positions, amounts asserted by taxing authorities could be greater than our accrued position. Accordingly, additional provisions on federal and foreign tax-related matters could be recorded in the future as revised estimates are made or the underlying matters are settled or otherwise resolved. We recognize interest accrued related to uncertain tax positions in tax expense. Penalties, if incurred, would also be recognized as a component of tax expense. As of March 31, 2007, we had approximately $0.5 of interest accrued related to uncertain tax positions, which, net of the federal tax benefit, is approximately $0.3.
     The following table summarizes the tax years that are either currently under audit or remain open and subject to examination by the tax authorities in the most significant jurisdictions in which the Company operates:

Jurisdiction	Years
United States	2003-2006
Hong Kong	2001-2006
Italy	2001-2006
Germany	2001-2006
France	2003-2006
NOTE 18: SUBSEQUENT EVENT
     On May 4, 2007, the Company acquired the remaining 49% interest in Paxar de Colombia, S.A. for $ 4.7. In connection with this transaction, the Company will recognize goodwill of approximately $3.2.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders of Paxar Corporation:
     We have audited the accompanying consolidated balance sheets of Paxar Corporation and Subsidiaries (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 2006. Our audits also included the financial statement schedule listed in the Index at Item 15(a)(2). These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2006 and 2005, and the consolidated results of their operations and their cash flows for the each of the three years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule for each of the three years in the period ended December 31, 2006, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.
     As discussed in Note 2 to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123(R) (revised 2004) “Share-Based Payment” effective January 1, 2006.
     We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 27, 2007 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP
New York, New York
February 27, 2007

PAXAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
For the years ended December 31, 2006, 2005 and 2004
(in millions, except per share amounts)

	2006	2005	2004
Sales	$880.8	$809.1	$804.4
Cost of sales	556.9	504.6	492.7

Gross profit	323.9	304.5	311.7
Selling, general and administrative expenses	264.4	239.3	240.8
Gain on lawsuit settlement	39.4	—	—
Integration/restructuring and other costs	10.0	15.1	—

Operating income	88.9	50.1	70.9
Other income (loss), net	(3.5)	2.1	1.6
Interest expense, net	3.8	9.3	10.7
Prepayment charges — debt retirement	—	7.4	—

Total interest expense	3.8	16.7	10.7

Income before taxes	81.6	35.5	61.8
Taxes on income	24.8	12.5	14.4

Net income	$56.8	$23.0	$47.4

Basic earnings per share	$1.39	$0.57	$1.20

Diluted earnings per share	$1.36	$0.56	$1.17

Weighted average shares outstanding:
Basic	41.0	40.3	39.6
Diluted	41.8	41.3	40.6
The accompanying notes are an integral part of the financial statements.

PAXAR CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions, except share amounts)

	December 31,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$40.2	$48.2
Accounts receivable, net of allowances of $12.3 and $10.7 in 2006 and 2005, respectively	146.4	128.9
Inventories	119.5	99.2
Deferred income taxes	12.7	19.3
Other current assets	21.4	18.2

Total current assets	340.2	313.8

Property, plant and equipment, net	179.7	166.1
Goodwill and other intangible, net	234.1	224.3
Other assets	17.0	23.4

Total assets	$771.0	$727.6

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Due to banks	$1.3	$3.0
Current maturities of long-term debt	8.0	—
Accounts payable and accrued liabilities	134.8	118.8
Accrued taxes on income	13.4	17.8

Total current liabilities	157.5	139.6

Long-term debt	35.4	97.7
Deferred income taxes	12.1	15.9
Other liabilities	21.5	19.5

Commitments and contingent liabilities (Note 16)

Shareholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized and none issued	—	—
Common stock, $0.10 par value, 200,000,000 shares authorized, 41,352,432 and 40,630,951 shares issued and outstanding in 2006 and 2005, respectively	4.1	4.1
Paid-in capital	45.0	26.2
Retained earnings	472.7	415.9
Accumulated other comprehensive income	22.7	8.7

Total shareholders’ equity	544.5	454.9

Total liabilities and shareholders’ equity	$771.0	$727.6

The accompanying notes are an integral part of the financial statements.

PAXAR CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME
For the years ended December 31, 2006, 2005 and 2004
(in millions)

						Accumulated
						Other
	Common Stock		Paid-In	Treasury	Retained	Comprehensive	Comprehensive
	Shares	Amount	Capital	Stock	Earnings	Income (Loss)	Income
Balance, December 31, 2003	39.1	$3.9	$10.3	$—	$345.5	$17.6
Comprehensive income:
Net income	—	—	—	—	47.4	—	$47.4
Other comprehensive income/(loss):
Translation adjustments	—	—	—	—	—	11.8	11.8
Unrealized gain on derivatives, net of taxes	—	—	—	—	—	0.1	0.1
Post-employment benefit obligation adjustments, net of taxes	—	—	—	—	—	(0.5)	(0.5)

Comprehensive income	—	—	—	—	—	—	$58.8

Shares issued — various plans	0.5	0.1	4.4	—	—	—

Balance, December 31, 2004	39.6	4.0	14.7	—	392.9	29.0
Comprehensive income:
Net income	—	—	—	—	23.0	—	$23.0
Other comprehensive income/(loss):
Translation adjustments	—	—	—	—	—	(19.7)	(19.7)
Unrealized gain on derivatives, net of taxes	—	—	—	—	—	(0.1)	(0.1)
Post-employment benefit obligation adjustments, net of taxes	—	—	—	—	—	(0.5)	(0.5)

Comprehensive income	—	—	—	—	—	—	$2.7

Shares issued — various plans, including the tax benefit of stock option exercises of $0.6	1.3	0.1	16.6	—	—	—
Purchase of common stock	—	—	—	(6.0)	—	—
Retirement of treasury stock	(0.3)	—	(6.0)	6.0	—	—
Stock compensation	—	—	0.9	—	—	—

Balance, December 31, 2005	40.6	4.1	26.2	—	415.9	8.7
Comprehensive income:
Net income	—	—	—	—	56.8	—	$56.8
Other comprehensive income/(loss):
Translation adjustments	—	—	—	—	—	14.3	14.3
Post-employment benefit obligation adjustments, net of taxes	—	—	—	—	—	(0.3)	(0.3)

Comprehensive income	—	—	—	—	—	—	$70.8

Shares issued — various plans, including the tax benefit of stock option exercises of $2.8	0.8	—	12.7	—	—	—
Stock compensation	—	—	6.1	—	—	—

Balance, December 31, 2006	41.4	$4.1	$45.0	$—	$472.7	$22.7

The accompanying notes are an integral part of the financial statements.

PAXAR CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2006, 2005 and 2004
(in millions)

	2006	2005	2004
OPERATING ACTIVITIES
Net income	$56.8	$23.0	$47.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34.6	32.7	32.4
Stock-based compensation	6.1	0.9	—
Prepayment charges — debt retirement	—	7.4	—
Deferred income taxes	2.6	(10.2)	6.7
Impairment of investment	5.0	—	—
Gain on sale of property and equipment, net	(0.4)	(0.2)	(0.6)
Write-off of property and equipment	1.0	4.7	2.3
Changes in assets and liabilities, net of businesses acquired:
Accounts receivable	(15.9)	6.0	(6.7)
Inventories	(19.9)	4.2	(9.3)
Other current assets	(2.8)	(0.2)	(2.2)
Accounts payable and accrued liabilities	13.0	0.3	13.2
Accrued taxes on income	(1.7)	6.5	(0.6)
Other, net	7.3	(3.8)	2.9

Net cash provided by operating activities	85.7	71.3	85.5

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(44.7)	(32.9)	(38.7)
Acquisitions, net of cash acquired	(4.6)	(13.8)	(0.7)
Proceeds from sale of property and equipment	0.8	0.6	1.6
Other, net	—	0.3	1.3

Net cash used in investing activities	(48.5)	(45.8)	(36.5)

FINANCING ACTIVITIES
Net (decrease)/increase in short-term debt	6.2	(1.1)	(0.3)
Additions to long-term debt	—	84.5	57.8
Repayments of long-term debt	(62.6)	(156.9)	(85.0)
Purchase of common stock	—	(6.0)	—
Proceeds from common stock issued under employee stock option and stock purchase plans	9.9	16.1	4.2

Net cash used in financing activities	(46.5)	(63.4)	(23.3)

Effect of exchange rate changes on cash flows	1.3	(5.9)	1.9

(Decrease)/increase in cash and cash equivalents	(8.0)	(43.8)	27.6
Cash and cash equivalents at beginning of year	48.2	92.0	64.4

Cash and cash equivalents at end of year	$40.2	$48.2	$92.0

The accompanying notes are an integral part of the financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except headcount, share and per share data)
Note 1: Description of Business
     Paxar Corporation (“Paxar” or the “Company”), incorporated in New York in 1946, is a global leader in providing innovative identification solutions to the retail and apparel manufacturing industries, worldwide. These solutions include: 1) brand development, 2) information services and 3) supply chain logistics.
     Paxar’s brand development solutions include offering creative design services to apparel customers and retailers to translate their branding concepts into fashionable systems of apparel identification, including tickets, tags and labels that make a garment stand-out to consumers, as well as assist consumers with their purchasing decisions. The Company’s comprehensive information services provide customers with exceptional control, visibility and access to information concerning apparel identification activities, regardless of point-of-manufacture, worldwide. Paxar’s supply chain logistics offerings, which include bar code and RFID (radio frequency identification) labels, bar code and RFID printers and labelers, as well as the design of integrated systems for large in-store and warehouse applications, offer customers high-quality inventory control and distribution management capabilities.
     The Company operates globally, with approximately 72% of its sales outside the United States. For the years ended December 31, 2006, 2005 and 2004, the Company’s operations were organized into three geographic segments consisting of (1) operations principally in the U.S., Canada, and 8 countries in Latin America (“Americas”); (2) operations in 18 countries in Europe, the Middle East and Africa (“EMEA”); and (3) operations in 11 countries in the Asia Pacific region (“Asia Pacific”). The Company’s entire array of products and services were offered for sale across each of those geographic segments. As of December 31, 2006, the Company had 103 manufacturing facilities and sales offices located in 40 countries and employed approximately 12,100 people worldwide. In addition, the Company sells its products through independent distributors in 31 countries in which it does not sell directly to the final customer.
     On November 15, 2006, the Company announced a change in its operating segments reflecting the culmination of the business realignment announced in October 2005. The Company’s operations will be organized into two product-focused segments consisting of 1) Global Apparel Solutions and 2) Global Supply Chain Solutions. These changes will be effective for fiscal year 2007; the three segments discussed in Note 9 are presented in the way we internally managed and monitored performance at the business group level in fiscal years 2006, 2005, and 2004.
Note 2: Summary of Significant Accounting Policies
Reclassifications
     Certain reclassifications have been made to the prior years’ consolidated financial statements and related note disclosures to conform to the presentation used in the current period.
Principles of Consolidation
     The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.
Cash and Cash Equivalents
     The Company considers all highly liquid instruments purchased with an original maturity of 90 days or less to be cash equivalents.
Allowance for Doubtful Accounts
     Management makes judgments, based on an established aging policy, historical experience and future expectations, as to the collectibility of the Company’s accounts receivable and establishes an allowance for doubtful accounts. The allowance for doubtful accounts is used to reduce gross trade receivables to their estimated net realizable value. When evaluating the adequacy of the allowance for doubtful accounts, management specifically analyzes customer-specific allowances, amounts based upon an aging schedule, historical bad debt experience, customer concentrations, customer creditworthiness and current trends. The Company’s accounts receivable balances were $146.4, net of allowances of $12.3, and $128.9, net of allowances of $10.7, at December 31, 2006 and 2005, respectively.

Inventories
     Inventories are stated at the lower of cost or market value and are categorized as raw materials, work-in-process or finished goods. The value of inventories determined using the last-in, first-out method was $9.7 and $9.1 as of December 31, 2006 and 2005, respectively. The value of all other inventories determined using the first-in, first-out method was $109.8 and $90.1 as of December 31, 2006 and 2005, respectively.
     On an ongoing basis, the Company evaluates the composition of its inventories and the adequacy of its allowance for slow-turning and obsolete products. Market value of aged inventory is determined based on historical sales trends, current market conditions, changes in customer demand and acceptance of the Company’s products, and current sales negotiations for this type of inventory.
Property, Plant and Equipment
     Property, plant and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Upon retirement or disposition, the cost and accumulated depreciation are removed from the asset and accumulated depreciation accounts, and the net gain or loss is reflected in income. Expenditures for maintenance and repairs are charged against income as incurred. Expenditures for improvements and renewals which extend estimated useful lives are capitalized.
Financial Instruments and Derivatives
     The Company applies the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of SFAS No. 133,” SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities,” and SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” These statements outline the accounting treatment for all derivative activities and require that an entity recognize all derivative instruments as either assets or liabilities on its balance sheet at their fair value. Gains and losses resulting from changes in the fair value of derivatives are recognized each period in current or comprehensive earnings, depending on whether a derivative is designated as part of an effective hedge transaction and the resulting type of hedge transaction. Gains and losses on derivative instruments reported in comprehensive earnings will be reclassified to earnings in the period in which earnings are affected by the hedged item.
     The Company manages a foreign currency hedging program to hedge against fluctuations in foreign-currency-denominated trade liabilities by periodically entering into forward foreign exchange contracts. The aggregate notional value of forward foreign exchange contracts the Company entered into amounted to $112.0, $114.8 and $153.9 in 2006, 2005 and 2004, respectively.
     The fair value of outstanding forward foreign exchange contracts at December 31, 2006 and 2005, for delivery of various currencies at various future dates and the changes in fair value recognized in income in 2006, 2005 and 2004, were not material. The notional value of outstanding forward foreign exchange contracts at December 31, 2006 and 2005, was $10.9 and $7.5, respectively.
     All financial instruments of the Company, with the exception of hedge instruments, are carried at cost, which approximates fair value.
Goodwill and Other Intangible Assets
     The Company applies the provisions of SFAS No. 141, “Business Combinations” (“SFAS 141”), and SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). SFAS 141 requires that all business combinations be accounted for using the purchase method of accounting and that certain intangible assets acquired in a business combination be recognized as assets apart from goodwill. Under SFAS No. 142, goodwill is not amortized. Instead, the Company is required to test goodwill for impairment at least annually, using a fair value approach, at the reporting unit level. In addition, the Company evaluates goodwill for impairment if an event occurs or circumstances change, which could result in the carrying value of a reporting unit exceeding its fair value. Factors the Company considers important, which could indicate impairment, include the following: (1) significant under-performance relative to historical or projected future operating results; (2) significant changes in the manner of the Company’s use of the acquired assets or the strategy for the Company’s overall business; (3) significant negative industry or economic trends; (4) significant decline in the Company’s stock price for a sustained period; and (5) the Company’s market capitalization relative to net book value.

Impairment of Long-Lived Assets
     The Company periodically reviews its long-lived assets for impairment by comparing the carrying values of the assets with their estimated future undiscounted cash flows. If it is determined that an impairment loss has occurred, the loss is recognized during that period. The impairment loss is calculated as the difference between asset carrying values and fair value as determined by prices of similar items and other valuation techniques (discounted cash flow analysis), giving consideration to recent operating performance and pricing trends. Asset impairment analysis related to certain fixed assets in connection with the Company’s restructuring initiatives requires management’s best estimate of net realizable value, which includes an assessment of asset life and pricing trends impacting those assets and, where appropriate, quoted market prices. Management’s analysis is, in part, sensitive to its estimates of salvage value for certain assets as well as the continuing relevance of quoted market prices of assets and other factors of fair value. Changes in management’s estimates could impact the amount of the Company’s impairment charges, as well as depreciation expense recorded on certain assets. Impairment charges related to long-lived assets approximated $1.0, $4.7 and $2.3, respectively, in 2006, 2005 and 2004.
Investments
     Investments where the Company does not have significant influence and where the market value is not readily determinable are accounted for under the cost method; where market value is readily determinable, they are accounted for in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities”. Impairment losses on the Company’s investments are charged to income for other-than-temporary declines in fair value. During 2006, the Company recognized a $5.0 impairment charge related to an other-than-temporary decline in fair value of its common stock investment in International Imaging Materials, Inc. (“IIMAK”). The impairment charge was recorded in other income (loss), net, on the accompanying consolidated statements of income. Investments, which are included in other assets in the accompanying consolidated balance sheets, approximated $14.5 and $18.3, as of December 31, 2006 and December 31, 2005, respectively, all of which represent the Company’s remaining investment in IIMAK.
Deferred Financing Costs
     Deferred financing costs are amortized over the terms of the related indebtedness. In the fourth quarter of 2005, approximately $0.4 of financing costs were written-off in connection with the early repayment of the Company’s 6.74% Senior Notes (see Note 7).
Revenue Recognition
     The Company recognizes revenue from product sales at the time of shipment and includes freight billed to customers. In addition, in accordance with Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition, revised and updated,” the Company recognizes revenues from fixed price service contracts on a pro-rata basis over the life of the contract as they are generally performed evenly over the contract period. Revenues derived from other service contracts are recognized when the services are performed.
     SAB No. 104 requires that four basic criteria be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the fee is fixed or determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the fee charged for products delivered and services rendered and the collectibility of those fees. Should changes in conditions cause management to determine that these criteria are not met for certain future transactions, revenue recognized for a reporting period could be adversely affected.
Sales Returns and Allowances
     Management must make estimates of potential future product returns, billing adjustments and allowances related to current period product revenues. In establishing a provision for sales returns and allowances, management relies principally on the Company’s history of product return rates as well as customer service billing adjustments and allowances, each of which is regularly analyzed. Management also considers (1) current economic trends, (2) changes in customer demand for the Company’s products and (3) acceptance of the Company’s products in the marketplace when evaluating the adequacy of the Company’s provision for sales returns and allowances. Historically, the Company has not experienced a significant change in its product return rates resulting from these factors. For the years ended December 31, 2006, 2005 and 2004, the provision for sales returns and allowances accounted for as a reduction to gross sales was not material.

Research and Development
     Research and development costs are expensed as incurred. The Company’s research and development expenses were approximately $7.8, $7.4 and $7.1 for 2006, 2005 and 2004, respectively.
Accounting for Income Taxes
     The provision for income taxes is determined using the asset and liability method. As part of the process of preparing the consolidated financial statements, management is required to estimate the income taxes in each jurisdiction in which the Company operates. This process involves estimating the actual current tax liabilities, together with assessing temporary differences resulting from the differing treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included in the consolidated balance sheet. Management must then assess the likelihood that the deferred tax assets will be recovered, and to the extent that management believes that recovery is not more than likely, the Company must establish a valuation allowance. If a valuation allowance is established or increased during any period, the Company must include this amount as an expense within the tax provision in the consolidated statement of income. Significant management judgment is required in determining the Company’s provision for income taxes, deferred tax assets and liabilities, and any valuation allowance recognized against net deferred assets. The valuation allowance is based on management’s estimates of the taxable income in the jurisdictions in which the Company operates and the period over which the deferred tax assets will be recoverable.
     Deferred taxes are not provided on the portion of undistributed earnings of non-U.S. subsidiaries, which is considered to be permanently reinvested. In the event that management changes its position on permanently reinvesting the undistributed earnings of its non-U.S. subsidiaries, circumstances change in future periods, or there is a change in accounting principles generally accepted in the United States, the Company may need to establish an additional income tax provision for the U.S. and other taxes arising from repatriation, which could materially impact its results of operations.
     The American Jobs Creation Act of 2004 (the “AJCA”) created a temporary incentive for U.S. corporations to repatriate accumulated income earned abroad by providing an 85% dividends received deduction for qualifying dividends received prior to December 31, 2005. During 2005, the Company’s Chief Executive Officer and Chief Financial Officer, together with the Board of Directors, approved a domestic reinvestment plan as required by the AJCA to repatriate $122.4 in foreign earnings. The Company recorded tax expense in 2005 of $4.8 related to these dividends received. The related earnings were repatriated during the fourth quarter of 2005. With the subsequent filing of the Company’s 2005 U.S. federal corporate income tax return, it was determined that foreign tax credits associated with the repatriation exceeded original estimates and a tax benefit of $1.0 was recorded in the third quarter of 2006.
Earnings per Share
     Basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of common shares, including redeemable common shares, outstanding during the year. Diluted earnings per share reflects the potential dilutive effect of additional common shares that are issuable upon exercise of outstanding stock options.
Foreign Currency Translation
     As of December 31, 2006 and 2005, accumulated other comprehensive income primarily consisted of cumulative foreign currency translation adjustments. The net assets of the Company’s foreign operations are translated into U.S dollars using the exchange rates at each balance sheet date. Results of operations are translated using the average exchange rate prevailing throughout the period. The U.S. dollar results that arise from such translations are included in cumulative currency translation adjustments in accumulated other comprehensive income. At December 31, 2006 and December 31, 2005, the cumulative foreign translation adjustment was $24.3 and $10.0, respectively. No incremental U.S income taxes are provided for these translation adjustments since the Company considers undistributed earnings of foreign subsidiaries to be permanently invested. Gains and losses resulting from foreign currency transactions are included in net income. Foreign currency transactions resulted in losses of $1.3, $0.1 and $0.2, respectively, for the years ended December 31, 2006, 2005 and 2004.

Use of Estimates
     The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to use certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Stock-Based Compensation
     Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS 123R”), which replaces SFAS 123, “Accounting for Stock-Based Compensation”, by eliminating the choice to account for employee stock options under Accounting Principle Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). SFAS 123R requires that new, modified and unvested share-based awards to employees, such as stock options and restricted stock, be recognized in the financial statements based on the estimated fair value of such awards at date of grant and recognized as compensation expense over the vesting period. The fair value of each option award is estimated using the Black-Scholes option pricing model taking into account certain key assumptions. The primary assumptions that the Company considered when determining the fair value of each option award included 1) the expected term of awards granted, 2) the expected volatility of the Company’s stock price, 3) the risk-free interest rate applied and 4) an estimate for expected forfeitures. The expected term of awards granted is based upon the historical exercise patterns of the participants in the Company’s plans, and expected volatility is based on the historical volatility of the Company’s stock, commensurate with the expected term of the respective awards. The risk-free rate for the expected term of the awards is based on the U.S. Treasury yield curve in effect at the time of grant. In addition, the Company estimates forfeitures when recognizing compensation expense and will adjust estimated forfeitures over the requisite service period to the extent actual forfeitures differ, or are expected to differ, from such estimates.
Pro Forma Information Under SFAS 123 for Periods Prior to 2006
     Prior to January 1, 2006, employee stock options were accounted for under the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25. Compensation expense was generally not recorded in the financial statements. For the years ended December 31, 2005 and 2004, had the Company accounted for all employee stock-based compensation based on the estimated grant date fair values, as defined by SFAS 123, the Company’s net income and earnings per share would have been adjusted to the following pro forma amounts:

	December 31,	December 31,
	2005	2004
Net income, as reported	$23.0	$47.4
Add: Stock-based employee compensation expense included in the determination of net income as reported, net of related tax effects	0.6	0.1
Deduct: Stock-based employee compensation expense determined under fair value based method for all awards granted, net of related tax effects	(3.0)	(3.8)

Pro forma net income	$20.6	$43.7

Earnings per share:
Basic — as reported	$0.57	$1.20
Basic — pro forma	$0.51	$1.10
Diluted — as reported	$0.56	$1.17
Diluted — pro forma	$0.50	$1.08
Recent Accounting Pronouncements
     Effective January 1, 2006, the Company adopted SFAS No. 151, “Inventory Costs — an amendment of ARB No. 43, Chapter 4” (“SFAS 151”). SFAS 151 amends the guidance in Accounting Research Bulletin (“ARB”) No. 43, Chapter 4, “Inventory Pricing” and requires that the items such as idle facility expense, freight, handling costs and wasted material (spoilage) be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal” under Paragraph 5 of ARB No. 43, Chapter 4. In addition, SFAS 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of SFAS 151 are effective for inventory costs incurred during fiscal years beginning January 1, 2006. The Company’s adoption of SFAS 151 did not have a material impact on the Company’s results of operations or financial condition.

     In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No.109” (“FIN 48”), which prescribes accounting for and disclosure of uncertainty in tax positions. This interpretation defines the criteria that must be met for the benefits of a tax position to be recognized in the financial statements and the measurement of tax benefits recognized. The provisions of FIN 48 are effective as of the beginning of the Company’s 2007 fiscal year, with the cumulative effect of the change in accounting principle recognized as an adjustment to opening retained earnings. The Company is currently evaluating the impact of adopting FIN 48 on the consolidated financial statements.
     In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. The standard applies whenever other standards require, or permit, assets or liabilities to be measured at fair value. This statement is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Early adoption is permitted. We are currently evaluating the requirements of SFAS 157 and have not yet determined the impact on the consolidated financial statements.
     In September 2006, the FASB issued SFAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statement No. 87, 88, 106, and 132(R)” (“SFAS 158”). SFAS 158 requires recognition of the funded status of a benefit plan in the statement of financial position. SFAS 158 also requires the recognition in other comprehensive income of certain gains and losses that arise during the period but are deferred under pension accounting rules, as well as modifies the timing of reporting, and adds certain disclosures. SFAS 158 provides recognition and disclosure elements to be effective as of the first fiscal year ending after December 15, 2006 and measurement elements to be effective for the fiscal years ending after December 15, 2008. The adoption of SFAS 158 did not have a material impact on the Company’s results of operations or financial condition.
Note 3: Inventories
     The components of inventories are as follows:

At December 31,	2006	2005
Raw materials	$64.6	$49.2
Work-in-process	9.1	9.3
Finished goods	64.2	57.8

	137.9	116.3
Allowance for obsolescence	(18.4)	(17.1)

	$119.5	$99.2

     If all inventories were reported on a first-in, first-out basis, inventories would be approximately $2.2 and $2.1 higher at December 31, 2006 and 2005, respectively.

Note 4: Property, Plant and Equipment
     A summary of property, plant and equipment is as follows:

At December 31,	2006	2005
Machinery and equipment	$344.3	$313.0
Building and leasehold improvements	70.7	65.9
Land	6.0	5.3

	421.0	384.2
Accumulated depreciation	(241.3)	(218.1)

	$179.7	$166.1

Years
Estimated useful lives:
Buildings	10 to 50
Building and leasehold improvements	1 to 50
Machinery and equipment	1 to 25
     Depreciation expense was $34.1 in 2006, $32.4 in 2005 and $32.1 in 2004.
Note 5: Goodwill and Other Intangibles
     In accordance with SFAS No. 142, the Company completed its annual goodwill impairment assessment during the fourth quarter of 2006, and based on a comparison of the implied fair values of its reporting units with their respective carrying amounts, including goodwill, the Company determined that no impairment of goodwill existed at October 31, 2006, and there have been no indicators of impairment since that date. A subsequent determination that this goodwill is impaired, however, could have a significant adverse impact on the Company’s results of operations or financial condition.
     The changes in the carrying amounts of goodwill for the years ended December 31, 2006, 2005 and 2004 are as follows:

	Americas	EMEA	Asia Pacific	Total
Balance, January 1, 2004	$117.0	$75.0	$20.5	$212.5
Acquisitions	3.3	0.2	0.2	3.7
Translation adjustments	—	3.6	—	3.6

Balance, December 31, 2004	120.3	78.8	20.7	219.8
Acquisitions	2.1	0.9	7.0	10.0
Translation adjustments	—	(5.9)	—	(5.9)

Balance, December 31, 2005	122.4	73.8	27.7	223.9
Acquisitions	—	4.4	—	4.4
Translation adjustments	—	5.1	—	5.1

Balance, December 31, 2006	$122.4	$83.3	$27.7	$233.4

     On December 29, 2006, the Company acquired the business and manufacturing assets of Alternate Labels and Printing Limited, a manufacturer of printed, woven labels and graphics tags, for a cash payment of $1.3. In connection with the acquisition, the Company recognized goodwill of $0.9 based on the preliminary allocation of purchase price to the fair value of the net assets acquired.
     On March 16, 2006, the Company acquired the business and assets of Adhipress S.A. (“Adhipress”), a supplier of price tickets and merchandising tags for $3.3. Additional cash purchase consideration of up to $0.9 will be due if Adhipress achieves certain financial performance targets over a two-year period commencing April 1, 2006. In connection with this acquisition, the Company recognized goodwill of $3.5, and other intangibles of $0.8 based on its allocation of the purchase price to the acquired assets and liabilities. The consolidated statements of earnings reflect the results of operations for Adhipress since the effective date of purchase.
     During 2005, the Company acquired the business and manufacturing assets of EMCO Labels, a manufacturer and distributor of a wide range of handheld and thermal labeling products, for $2.8. In connection with this acquisition, the Company recognized goodwill of $1.9 based on the allocation of purchase price to the acquired assets and liabilities. In addition, during 2005, the Company acquired the remaining 50% interest of a joint venture in India for $10.5

(“Paxar India”). Paxar India is a full service provider of apparel identification products, including woven, printed and bar code labels, and merchandising tags for retailers and apparel customers manufacturing in India. In connection with this acquisition, the Company recognized goodwill of $7.0 based on its allocation of purchase price to the fair value of net assets acquired.
     The consolidated statements of earnings reflect the results of operation for each of Adhipress and Alternate Labels and Printing since their respective effective date of purchase. The pro forma impact of these acquisitions was not significant.
     The Company’s other intangible is as follows:

At December 31,	2006	2005
Noncompete agreement	$1.7	$1.7
Customer Relationships	0.8	—

	2.5	1.7
Accumulated amortization	(1.8)	(1.3)

	$0.7	$0.4

Note 6: Accounts Payable and Accrued Liabilities
     A summary of accounts payable and accrued liabilities is as follows:

At December 31,	2006	2005
Accounts payable	$62.4	$50.3
Accrued payroll costs	20.9	19.6
Accrued restructuring costs	5.8	7.4
Trade programs	7.2	4.7
Advance service contracts	3.7	4.4
Accrued commissions	2.6	2.5
Accrued professional fees	3.3	3.1
Accrued interest	0.2	0.2
Other accrued liabilities	28.7	26.6

	$134.8	$118.8

Note 7: Long-Term Debt
     A summary of long-term debt is as follows:

At December 31,	2006	2005
Revolving credit facility	$30.1	$84.1
Economic Development Revenue Bonds	13.0	13.0
Other	0.3	0.6

Total debt	43.4	97.7
Less: current maturities of long-term debt	(8.0)	—

	$35.4	$97.7

     Maturities of long-term debt are as follows:

Years ending December 31,
2007	$8.0
2010	30.3
Thereafter	5.1

$43.4

     The Company had an unsecured ten-year, $150 Senior Note Agreement (the “Senior Notes”) due 2008 with institutional lenders, primarily insurance companies. The Senior Notes had an interest rate of 6.74%, payable semi-annually. These notes were repaid in December 2005 with accrued interest of $3.2 and prepayment charges of $7.4.

     In November 2005, the Company replaced its existing three-year $50 revolving credit facility with a five-year $150 multi-currency Revolving Credit Agreement (the “Credit Agreement”) with a group of five domestic and three international banks. Under the Credit Agreement, the Company pays a facility fee determined by the ratio of debt to earnings before interest, taxes, depreciation and amortization (“EBITDA”). Borrowings under the Credit Agreement bear interest at prime rate, negotiated rates, rates referenced to the London Interbank Offered Rate (“LIBOR”) or Euro LIBOR, at the Company’s option, with applicable margins varying in accordance with the Company’s attainment of specified debt to EBITDA thresholds and are guaranteed by certain domestic subsidiaries of the Company. The Company may increase the credit facility up to $250, subject to providing the participating banks adequate advance notice and securing their approval. At December 31, 2006, the interest rate on outstanding borrowings under this Agreement had a weighted average interest rate of 5.45%.
     Additionally, the Company must maintain an excess of consolidated total assets over total liabilities of not less than the sum of $350 plus 35% of cumulative consolidated net income from October 1, 2005. The Company’s maximum allowable debt to EBITDA ratio, as defined, is 3.0 to 1 and minimum allowable fixed charge coverage ratio, as defined, is 1.5 to 1. The Company is in compliance with all debt covenants. The Company discloses the details of the compliance calculation to its banks and certain other lending institutions in a timely manner. In addition, under the Credit Agreement, the Company cannot pay in excess of $50.0 in cash dividends during any 12-month period, and cannot pay in excess of $100.0 in cash dividends over its five-year term.
     Average borrowings under the Credit Agreement during 2006 were $79.8 at an average interest rate of 5.09%. Average borrowings under the revolving credit facility in 2005 and 2004 were $10.0 and $3.8 at average interest rates of 5.03%, and 2.10%, respectively. The borrowings outstanding under the Credit Agreement at December 31, 2006 and 2005 were $30.1 and $84.1 respectively.
     Facilities financed by economic development revenue bonds have been accounted for as plant and equipment and the related bonds are recorded as debt. In connection with the 2005 Restructuring Program, one of the facilities financed by these bonds will be closed in 2007 and, accordingly, the amount related to that facility is classified as a current maturity of long term debt. The balance of the bonds is recorded as long-term debt. The variable rate bonds for the years ended December 31, 2006 and 2005 had weighted average interest rates of 3.46% and 2.5%, respectively. The rate on these bonds was 3.97% at December 31, 2006.
     Net interest expense was $3.8 in 2006, $9.3 in 2005 (excluding the impact of the $7.4 of prepayment charges), and $10.7 in 2004.
Note 8: Income Taxes
     The components of the provision for income taxes are as follows:

At December 31,	2006	2005	2004
Federal
Current	$8.6	$(7.9)	$(2.8)
Deferred	2.9	8.3	0.5
Foreign
Current	11.5	10.1	10.5
Deferred	0.9	1.9	6.1
State	0.9	0.1	0.1

	$24.8	$12.5	$14.4

     The deferred tax assets and liabilities are as follows:

At December 31,	2006	2005	2004
Deferred tax assets:
Tax credit and tax loss carryforwards	$25.7	$30.7	$17.9
Other accrued liabilities and allowances	0.9	3.4	7.6
Deferred compensation	6.3	3.6	3.4

Total gross deferred tax assets	32.9	37.7	28.9
Valuation allowance	(20.2)	(18.4)	(13.9)

Net deferred tax assets	12.7	19.3	15.0
Deferred tax liabilities:
Depreciation and other property basis differences	(6.4)	(4.1)	(7.9)
Other	(5.7)	(11.8)	(13.9)

Net deferred tax assets/(liabilities)	$0.6	$3.4	$(6.8)

     At December 31, 2006, the Company had foreign tax loss carryforwards of $81.0, which will be available to reduce future tax liabilities. Of the $81.0 of foreign tax loss carryforwards, $67.9 have an indefinite life, and the remaining $13.1 begin to expire in 2007. A valuation allowance is established for those deferred tax assets for which the Company believes that recovery is not more than likely. As of December 31, 2006, a valuation allowance of $20.2 existed for certain tax credit and tax loss carryforwards.
     The following tabulation sets forth the reconciliation of federal statutory income tax to the Company’s effective income tax rate:

At December 31,	2006	2005	2004
Federal statutory tax rate	35.0%	35.0%	35.0%
State income tax, net of federal income tax benefit	0.7	0.2	0.1
Foreign taxes at different rates	(11.6)	(18.9)	(9.1)
Tax credit and tax loss carryforwards not benefited	5.9	1.2	1.0
Repatriation, net of foreign tax credits	(1.2)	13.5	—
Accruals no longer required	(2.1)	—	(3.1)
Impact of FAS 123	0.6	—	—
Capital loss carryforward not benefited	2.1	—	—
All other, net	1.0	4.3	(0.6)

	30.4%	35.3%	23.3%

     The Company reviewed the status of ongoing and completed tax examinations during 2006, 2005, and 2004, and reduced the income tax provisions in 2006 and 2004 by amounts determined to be in excess of requirements.
     The American Jobs Creation Act of 2004 (the “AJCA”) created a temporary incentive for U.S. corporations to repatriate accumulated income earned abroad by providing an 85% dividends received deduction for qualifying dividends received prior to December 31, 2005. During 2005, the Company’s Chief Executive Officer and Chief Financial Officer, together with the Board of Directors, approved a domestic reinvestment plan as required by the AJCA to repatriate $122.4 in foreign earnings. The Company recorded tax expense in 2005 of $4.8 related to these dividends received. The related earnings were repatriated during the fourth quarter of 2005. With the subsequent filing of the Company’s 2005 U.S. federal corporate income tax return, it was determined that foreign tax credits associated with the repatriation exceeded original estimates and a tax benefit of $1.0 was recorded in the third quarter of 2006. A provision has not been established for undistributed foreign earnings of $180.6 not repatriated at December 31, 2006, as those earnings are considered permanently reinvested in the foreign operations. At December 31, 2006 the estimated U.S. tax liability on the undistributed earnings was $31.2. Total foreign-based pre-tax income was approximately $48.5, $55.0, and $65.4 for 2006, 2005 and 2004, respectively.

Note 9: Segment Information
     For the years ended December 31, 2006, 2005 and 2004, the Company’s operations were organized into three geographic segments consisting of:
(1)	The Company’s operations principally in the U.S., Canada, 8 countries in Latin America (“Americas”);

(2)	Operations in 18 countries in Europe, the Middle East and Africa (“EMEA”); and

(3)	Operations in 11 countries in the Asia Pacific region (“Asia Pacific”)
     Information regarding the operations of the Company in these segments is set forth below. The segments discussed herein are presented in the way we internally managed and monitored performance at the business group level in fiscal years 2006, 2005, and 2004. Each of the segments develops, manufactures and markets apparel identification products and bar code and pricing solutions products to customers primarily in the retail and apparel manufacturing industries. On November 15, 2006, the Company announced a change in its operating segments reflecting the culmination of the business realignment announced in October 2005. The Company’s operations will be organized into two product-focused segments consisting of 1) Global Apparel Solutions and 2) Global Supply Chain Solutions. These changes will be effective for fiscal year 2007.

Years ended December 31,	2006	2005	2004
Sales to unaffiliated customers:
Americas	$332.7	$331.0	$355.2
EMEA	216.1	209.5	219.9
Asia Pacific	332.0	268.6	229.3

Total	$880.8	$809.1	$804.4

Intersegment sales:
Americas	$71.2	$67.2	$61.7
EMEA	59.0	46.9	49.7
Asia Pacific	39.7	27.9	20.7
Eliminations	(169.9)	(142.0)	(132.1)

Total	$—	$—	$—

Operating Income (a):
Americas (b)	$32.1	$21.6	$41.3
EMEA (b)	2.1	4.4	16.6
Asia Pacific (b)	48.8	45.2	38.6

	83.0	71.2	96.5

Corporate expenses (b)	(33.0)	(20.8)	(25.3)
Gain on lawsuit settlement	39.4	—	—
Amortization of other intangible assets	(0.5)	(0.3)	(0.3)

Operating income	88.9	50.1	70.9

Other income (loss), net(c)	(3.5)	2.1	1.6

Interest expense, net(d)	(3.8)	(16.7)	(10.7)

Income before taxes	$81.6	$35.5	$61.8

(a)	Certain reclassifications have been made to prior years’ operating income to conform to the presentation used in the current period.

(b)	Americas, EMEA, Asia and Corporate expenses include integration/restructuring costs of $2.0, $4.9, $0.2 and $2.9, respectively, in 2006 and $8.6, $5.6, $0.0 and $0.9, respectively, in 2005.

(c)	Includes a $5.0 impairment charge in 2006 related to an other-than-temporary impairment in one of the Company’s long-term investments.

(d)	Includes prepayment charges-debt retirement of $7.4 in 2005.

	2006	2005	2004
Depreciation and amortization:
Americas	$11.8	$12.7	$14.0
EMEA	9.9	8.9	9.7
Asia Pacific	11.5	9.7	7.1

	33.2	31.3	30.8
Corporate	1.4	1.4	1.6

Total	$34.6	$32.7	$32.4

Capital expenditures:
Americas	$10.8	$6.8	$7.1
EMEA	10.3	8.5	8.9
Asia Pacific	23.0	17.1	22.3

	44.1	32.4	38.3
Corporate	0.6	0.5	0.4

Total	$44.7	$32.9	$38.7

At December 31,	2006	2005
Long-lived assets:
Americas	$177.4	$180.9
EMEA	138.3	124.5
Asia Pacific	91.8	80.3

	407.5	385.7
Corporate	6.3	4.7

Total	$413.8	$390.4

At December 31,	2006	2005
Total assets:
Americas	$273.9	$272.5
EMEA	252.7	224.1
Asia Pacific	196.9	172.0

	723.5	668.6
Corporate	47.5	59.0

Total	$771.0	$727.6

     The following table presents sales by product:

Years ended December 31,	2006	2005	2004
Apparel Identification Products	$622.5	$562.4	$566.2
Bar Code and Pricing Solutions	258.3	246.7	238.2

Total	$880.8	$809.1	$804.4

     The Company derived sales in the United States of $246.0, or 27.9 % of total sales in 2006, $248.1, or 30.7% of total sales in 2005, and $271.2, or 33.7% of total sales in 2004. In addition, long-lived assets in the United States as of December 31, 2006 and 2005 amounted to $148.4 and $157.3, respectively.
     No one customer accounted for more than 10% of the Company’s revenues or accounts receivable in 2006, 2005, or 2004.

Note 10: Supplemental Cash Flow Information
     Cash paid for interest and income taxes is as follows:

Years ended December 31,	2006	2005	2004
Interest	$3.8	$15.6	$10.7
Income taxes	22.5	12.5	9.3
     For the year ended December 31, 2005, approximately $7.4 of charges were recorded and paid as interest in connection with the early retirement of the 6.74% Senior Notes (see Note 7).
Note 11: Stock-Based Compensation
     The Company has various stock-based compensation plans, including two stock option plans, a long-term incentive plan, and an employee stock purchase plan.
     The 1990 Employee Stock Option Plan (the “1990 Plan”), the 1997 Incentive Stock Option Plan (the “1997 Plan”) and the 2000 Long-Term Performance and Incentive Plan (the “2000 Plan”) provide for grants of incentive stock options, non-qualified stock options and stock appreciation rights, which may be granted in tandem with non-qualified stock options. The 2000 Plan also permits awards of restricted stock and bonus stock and other similar stock-based compensation arrangements. In addition, the shares previously authorized and available for issuance under the 1990 Plan and the 1997 Plan were made available for issuance under the 2000 Plan and are no longer available for grant under the 1990 Plan and the 1997 Plan. The option price per share of incentive stock options cannot be less than 100% of the market value at the date of grant.
     In 2006, 2005 and 2004, the Company received proceeds of $8.4, $15.2 and $3.8, respectively, from 630,352, 1,281,000 and 514,000 common shares issued upon the exercise of options granted to employees and directors.
     As of December 31, 2006, 3,261,000 shares of common stock were reserved for issuance upon the exercise of options granted to key employees and directors under the 1997 Plan and the 2000 Plan, and 2,037,000 shares of common stock were reserved for future grants under the 2000 Plan. In addition, under the 1990 Plan, 29,000 shares of common stock were reserved for issuance upon the exercise of options granted to key employees and directors. Generally, options vest over four years and are exercisable for ten years.
     In December 2004, the FASB issued SFAS 123(R), “Share-Based Payment.” This standard amends SFAS No. 123, “Accounting for Stock-Based Compensation”, and concludes that services received from employees in exchange for stock-based compensation result in a cost to the employer that must be recognized in the financial statements. The cost of such awards is measured at fair value at the date of grant. The Company adopted SFAS No. 123(R) effective January 1, 2006, and is applying the modified prospective method, whereby compensation cost will be recognized for the unvested portion of awards granted prior to January 1, 2006, as well as for awards granted after adoption. Such costs are recognized in the Company’s financial statements over the remaining vesting periods. Under this method, prior periods are not revised for comparative purposes. As a result of the adoption of this standard, the Company recorded a pre-tax charge of $3.9 in 2006, or approximately $.07 per share. The related income tax benefit recognized in the statement of income was approximately $0.7 for the year ended December 31, 2006.
     The fair value of each stock option grant in 2006 was estimated on the date of grant using the Black-Scholes option-pricing model. The primary assumptions that the Company considered when determining the fair value of each option award included 1) the expected term of awards granted, 2) the expected volatility of the Company’s stock price, 3) the risk-free interest rate applied and 4) an estimate for expected forfeitures. The expected term of awards granted is based upon the historical exercise patterns of the participants in the Company’s plans, and expected volatility is based on the historical volatility of the Company’s stock, commensurate with the expected term of the respective awards. The risk-free rate for the expected term of the awards is based on the U.S. Treasury yield curve in effect at the time of grant. The table below illustrates the aforementioned weighted average assumptions for 2006.

     The following summarizes the assumptions used in the Black-Scholes option-pricing model:

	2006	2005	2004
Risk-free interest rate	4.6%	3.7%	3.5%
Expected years until exercise	4.9	5.0	6.0
Expected stock volatility	37.1%	43.3%	44.8%
Dividend yield	0.0	0.0	0.0
Weighted average fair value per share	$7.96	$7.71	$6.90
     The Company estimated forfeitures in the range of 7-9% based on historical experience, and will adjust estimated forfeitures over the requisite service period to the extent actual forfeitures differ, or are expected to differ, from such estimates.
     As of December 31, 2006, there was approximately $3.7 of unrecognized compensation cost related to non-vested stock options. Approximately $1.8 is expected to be recognized in 2007, $1.2 in 2008 and $0.7 in 2009.
     The following table summarizes information concerning outstanding and exercisable options by two ranges of exercise prices as of December 31, 2006:

	Options Outstanding			Options Exercisable
		Weighted-average
	Number outstanding	remaining	Weighted-average	Number exercisable	Weighted-average
Range of exercise prices	as of 12/31/06	contractual life	exercise price	as of 12/31/06	exercise price
$7.37 - $12.89	0.7	3.6	$9.89	0.7	$9.89
$12.90 - $22.02	2.6	6.4	$16.32	1.6	$15.92

	3.3	5.7	$14.68	2.3	$14.22

     The weighted average remaining contractual life of stock options exercisable as of December 31, 2006 was 5 years.
     The following is a summary of the stock option activity during the years ended December 31, 2006, 2005 and 2004:

	2006		2005		2004
		Weighted-		Weighted-		Weighted-
		average		average		average
	Shares	exercise price	Shares	exercise price	Shares	exercise price
Outstanding at beginning of year	3.7	$14.43	4.3	$13.16	4.7	$12.54
Granted	0.3	$20.23	0.7	$17.88	0.6	$14.56
Exercised	(0.6)	$13.66	(1.2)	$11.89	(0.5)	$8.52
Forfeited	(0.1)	$16.15	(0.1)	$14.53	(0.5)	$14.03

Outstanding at year-end	3.3	$14.68	3.7	$14.43	4.3	$13.16

     The aggregate intrinsic value of stock options outstanding as of December 31, 2006 was approximately $27.7. The aggregate intrinsic value of stock options exercisable as of December 31, 2006 was approximately $20.4 The total intrinsic value of options exercised during the years ended December 31, 2006, 2005 and 2004 was approximately $4.5, $10.7 and $2.9, respectively.

Performance Awards
     During 2006 and 2005, the Company granted certain key executives performance-based awards, which enable them to receive payment in shares of the Company’s common stock, based on certain performance criteria, as defined in the plans. The Company is required to evaluate the probability of the achievement of the performance criteria over the service period. In connection with these awards, the Company recognized compensation expense of $1.5 and $0.3 in 2006 and 2005, respectively. Approximately $1.8 is expected to be recognized in 2007 and $1.2 is expected to be recognized in 2008. Compensation expense for performance based awards is determined based on estimates of future performance of the Company. As such, to the extent actual results differ from estimated results, unrecognized performance based compensation cost will be adjusted accordingly.
Restricted Stock
     During 2005, the Company awarded its President and Chief Executive Officer 75,000 restricted shares of the Company’s common stock. The restrictions on 25,000 shares lapse after three years, and the restrictions on the remaining 50,000 shares lapse after four years. The market value of the restricted shares was approximately $1.3 at the date of the grant and is being charged to expense over the vesting period. In connection with this award, the Company recognized compensation expense of $0.3 and $0.2 in 2006 and 2005, respectively. In addition, compensation expense related to certain other restricted shares awarded approximated $0.4 during 2006. The total unamortized future compensation expense related to all restricted shares was approximately $1.3 as of December 31, 2006. Approximately $0.6 is expected to be recognized in 2007, $0.5 in 2008, and $0.2 in 2009.
Employee Stock Purchase Plan
     The Company maintains an employee stock purchase plan, which allows employees to purchase a certain amount of the Company’s common stock at a discount to the market price. The discount to the market price was 15% for 2006 and 2005 and 20% for 2004. The Company may sell up to 1,819,000 shares under this plan and, as of December 31, 2006, 436,958 shares were available for future purchases. The total number of shares and the average fair value of shares issued under this plan were 71,842 and $20.21, 47,663 and $18.28, and 27,500 and $14.01 in 2006, 2005 and 2004, respectively. The Company recognized compensation expense related to this plan of $0.2, $0.1 and $0.1 in 2006, 2005 and 2004, respectively.
Stock Repurchase Plan
     The Company has a stock repurchase plan with an authorization from its Board of Directors to use up to $150 for the repurchase of its shares. The shares may be purchased from time to time at prevailing prices in the open-market or by block purchases. The Company repurchased approximately 343,000 shares in 2005 for an aggregate price of $6.0, an average of $17.47 per share. The Company did not repurchase any shares in 2006 or 2004. Since the inception of the stock repurchase program, the Company has repurchased 12,636,000 of its shares for an aggregate price of $128.0, an average of $10.13 per share. The Company immediately retired the repurchased shares. As of December 31, 2006, the Company had $22.0 available under its $150 stock repurchase program authorization. The Company may continue to repurchase its shares under the existing authorization, depending on market conditions and cash availability.
Note 12: Earnings per Common Share
     The reconciliation of basic and diluted weighted average common shares outstanding, in millions, is as follows:

Years ended December 31,	2006	2005	2004
Weighted average common shares (basic)	41.0	40.3	39.6
Options and restricted stock	0.8	1.0	1.0

Adjusted weighted average common shares (diluted)	41.8	41.3	40.6

     In determining the dilutive effect of options, the number of shares resulting from the assumed exercise of the options is reduced by the number of shares that could have been purchased by the Company with the proceeds from the exercise of such options.
     Options to purchase 25,000 shares of common stock at December 31, 2005 were not included in the computation of diluted earnings per common share because the effect of their inclusion would be antidilutive. There were no antidilutive options outstanding at December 31, 2006 and 2004.

Note 13: Employee Savings Plan
     The Company maintains a voluntary employee savings plan covering all eligible U.S. employees adopted pursuant to Section 401(k) of the Internal Revenue Code. The Company’s contributions under the plan were $2.9, $2.7 and $2.9 in 2006, 2005 and 2004, respectively.
Note 14: Post-Employment Benefit Costs
     The Company is obligated to provide post-employment benefits to certain former executives. Accordingly, the Company recognized $1.5, $0.9, and $0.6 of post-employment benefit costs in 2006, 2005 and 2004, respectively. The discount rate used to determine the post-employment benefit costs was 5.75% in 2006, 2005, and 2004. The post-employment benefit costs were included within selling, general and administrative expenses in the accompanying consolidated statements of income for the years ended December 31, 2006, 2005 and 2004.
     The unfunded projected benefit obligation and the unfunded accumulated benefit obligation were as follows:

At December 31,	2006	2005
Projected benefit obligation	$12.3	$11.3
Accumulated benefit obligation	$12.3	$10.7
     The adoption of FAS 158 had no impact as the Company records the full liability under the plan.
Note 15: Gain on Settlement of Patent Litigation
     On September 14, 2006, the Company settled a patent infringement lawsuit against Zebra Technologies Corporation (“Zebra”) in the U.S. District Court for the Southern District of Ohio. The Company’s suit alleged violation of eight of its patents involving more than 50 Zebra products. The settlement, net of legal and other costs, resulted in a gain of approximately $39.4 (with an after-tax impact of $24.3 on net income, or $.58 per diluted share) for the year ended December 31, 2006, and is included as a separate component of operating income in the accompanying consolidated statements of income. In connection with the settlement, approximately $1.7 of previously expensed and paid legal fees were reimbursed to the Company by counsel, and classified as a reduction in selling, general and administrative expenses for the year ended December 31, 2006.
Note 16: Commitments and Contingencies
     Total rental expense for all operating leases amounted to $13.0 in 2006, $11.6 in 2005 and $11.7 in 2004.
     Minimum rental commitments for all non-cancelable operating leases are as follows:

Years ending December 31,
2007	$12.1
2008	8.9
2009	6.7
2010	5.6
2011	4.2
Thereafter	7.5

$45.0

     The Company accrues severance expense for employees of its Italian subsidiaries, as required by Italian law. As of December 31, 2006 and 2005, the amounts were $3.4 and $2.8, respectively, and were included in other noncurrent liabilities in the accompanying consolidated balance sheets.
     The Company has entered into various short-term and long-term contracts for the purchase of raw materials, equipment and property maintenance services. Commitments under these contracts are $8.4 in 2007 and $0.1 in 2008. Although the Company is primarily liable for payments on its purchase commitments, management believes that the Company’s exposure to losses, if any, under these arrangements is not material.

     The Company had outstanding stand-by letters of credit of $17.1 at December 31, 2006.
     The Company has been named a potentially responsible party relating to contamination that occurred at certain super-fund sites. Management, including internal counsel, currently believes that the ultimate resolution of such matters taken as a whole, and after considering such factors as 1) available levels of insurance coverage, 2) the Company’s proportionate share, in certain cases, as a named potential responsible party, and 3) the dormant nature of certain matters, will not have a materially adverse effect upon its results of operations or financial condition. It is possible that new information or future developments could require the Company to reassess its potential exposure related to these environmental matters.
     In the ordinary course of business, the Company and its subsidiaries are involved in certain disputes and litigation, none of which will, in the opinion of management, have a material adverse effect on the Company’s financial condition or results of operations.
Note 17: Integration/Restructuring and Other Costs
     In October 2005, the Company announced that it would undertake realignment initiatives to restructure production capacity utilization, particularly in response to the continued migration of apparel production outside of the United States (the “2005 Restructuring Program”). The current plan is substantially focused on transferring existing apparel identification manufacturing capacity from the Company’s U.S. operations primarily to facilities in Mexico, Central America and Asia Pacific. To a lesser extent, the Company is repositioning a portion of its EMEA manufacturing activities to lower cost facilities in Eastern Europe. In addition, the plan includes the realignment of the Company’s design and customer service organization in response to the aforementioned production migration activities. The 2005 Restructuring Program is expected to be substantially completed during 2007. The 2005 Restructuring Program contemplates significant headcount reductions in the Company’s U.S. locations and, to a lesser extent, headcount reductions in Western Europe. The Company expects to incur total pre-tax, non-recurring charges, upon completion, in the range of $25 to $33, including approximately $5 to $8 of non-cash charges. During the years ended December 31, 2006 and 2005, the Company recognized charges of $10.0 and $8.7, respectively, in connection with the 2005 Restructuring Program. These charges were related to program management services, severance and retention programs, asset impairment charges and other facility closure costs. In the aggregate, the Company has recognized charges of approximately $18.7 in connection with the 2005 Restructuring Program, of which, approximately $15.5 represents cash costs.
     In April 2005, the Company announced initiatives to improve margins and lower costs in its EMEA region, primarily relating to workforce reductions and transportation costs. The initiative was undertaken in light of volume declines in Europe, primarily due to the migration of apparel manufacturing and softening of the European economies, notably in the retail and apparel sectors. In the aggregate, during 2005, the Company recorded pre-tax charges of $4.8 in connection with these initiatives, which were completed at the end of 2005.
     In January 2005, the Company announced the consolidation of one of its U.S. woven label manufacturing facilities as part of its continuing effort to improve operating efficiency and costs. In 2005, the Company recorded pre-tax charges of $1.6 related to this activity which was completed at the end of 2005.
     The Company did not incur any integration/restructuring charges in 2004.
     All integration/restructuring and other costs are identified on a separate line on the Company’s income statement as a component of operating income.

     The following table presents the changes in accruals pertaining to the Company’s restructuring and related initiatives for the year ended December 31, 2006:

	Beginning			Ending Balance
	Balance	Restructuring		December 31,
	January 1, 2006	Expenses	Payments	2006
Severance	$5.0	$2.7	$(3.4)	$4.3
Other costs	2.4	6.9	(7.8)	1.5

	$7.4	$9.6	$(11.2)	$5.8

     In addition, during 2006, the Company recorded asset impairment charges of $0.4 related to the 2005 Restructuring Program.
Note 18: Related Party Transaction
     The Company leases a manufacturing facility in Sayre, Pennsylvania, owned beneficially by the Company’s previous Chairman, and certain of his family members and a trust. During 2004, the lease was extended through December 31, 2011, and amended to revise certain terms, including termination provisions. In connection with the 2005 Restructuring Program, in the fourth quarter 2006, the Company ceased using this facility and recorded a charge of approximately $0.7, representing the estimated fair value of the costs that the Company will continue to incur without economic benefit. The annual rental expenses amounted $0.1 in 2006, 2005, and 2004.
Note 19: Condensed Quarterly Financial Data (Unaudited)

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
2006
Sales	$199.6	$233.3	$217.1	$230.8
Gross profit	74.2	89.6	77.7	82.4
Operating income	7.8	20.0	49.6	11.5
Net income (loss)	5.2	14.6	27.5	9.5
Basic earnings (loss) per share	0.13	0.36	0.67	0.23
Diluted earnings (loss) per share	0.13	0.35	0.66	0.23

2005
Sales	$187.2	$214.5	$200.6	$206.8
Gross profit	70.7	83.8	73.5	76.5
Operating income	9.2	21.3	13.3	6.3
Net income	5.4	14.4	4.1	(0.8)
Basic earnings per share	0.14	0.36	0.10	(0.02)
Diluted earnings per share	0.13	0.35	0.10	(0.02)
2006
•	The first, second, third and fourth quarters include integration/restructuring and other costs of $3.0, $1.6, $1.8 and $3.6, respectively, and charges related to the impact of FAS 123(R) of $0.8, $0.9, $1.3, and $0.9, respectively.

•	The third quarter includes a gain on lawsuit settlement of $39.4 and a $5.0 impairment charge related to one of the Company’s long-term investments.
2005
•	The first, second, third and fourth quarters include integration/restructuring and other costs of $0.8, $1.8, $1.9 and $10.6, respectively.

•	The third quarter includes $4.4 of taxes on repatriation of foreign earnings.

•	The fourth quarter includes $7.4 of debt prepayment costs and $0.4 of taxes on repatriation of foreign earnings.